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                                                                    EX-99.m.3a.1

                             UBS INVESTMENT FUNDS
                          SELECTED SELLING AGREEMENT

                            COMPENSATION SCHEDULE

                                  Exhibit A


As compensation for the sales of shares of the series of the UBS Investment Funds (individually a "Series" and collectively, the "Series"), and as compensation for ongoing shareholder servicing and distribution functions, UBS AG (the "Bank") will receive 0.25% of the aggregate dollar amount of shares of the Series held in the accounts of Bank's customers and not redeemed. In addition, as compensation for distribution services, the Bank will be entitled to receive the following fees based upon the amount of shares of the Series held in the accounts of the Bank's customers and not redeemed, or such lesser amount as may be determined form time to time by the Board of Trustees of the
Trust:

              Global Fund                             0.65%
              Global Equity Fund                      0.76%
              Global Technology Fund                  1.00%
              Global Biotech Fund                     1.00%
              Global Bond Fund                        0.49%
              U.S. Balanced Fund                      0.50%
              U.S. Equity Fund                        0.52%
              U.S. Value Equity Fund                  1.00%
              U.S. Large Cap Equity Fund              0.52%
              U.S. Large Cap Growth Fund              0.77%
              U.S. Small Cap Equity Fund              1.00%
              U.S. Small Cap Growth Fund              0.77%
              U.S. Real Estate Equity Fund            1.00%
              U.S. Bond Fund                          0.47%
              High Yield Fund                         0.85%
              Emerging Markets Debt Fund              1.00%
              Global (Ex-U.S.) Equity Fund            0.84%
              Emerging Markets Equity Fund            1.00%

Such fees will be paid quarterly from the date of original sales of shares until the Bank is no longer named the broker of record.

It is understood that the above compensation arrangement may be amended or discontinued at any time at the discretion of Funds Distributor, Inc.


Amended: April 28, 2000